Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Shareholders of
Foshan Wanzhi Electron S&T Company Limited

We have audited the accompanying consolidated balance sheets of Foshan Wanzhi Electron S&T Company Limited and its subsidiary (the “Company”) as of June 30, 2007, December 31, 2006 and December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2007, December 31, 2006 and December 31, 2005 and the results of its operations and cash flows for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005 in conformity with United States generally accepted accounting principles.

/s/ Mazars CPA Limited

Certified Public Accountants
Hong Kong
October 11, 2007

Foshan Wanzhi Electron S&T Company Limited
Consolidated Statements of Operations

	Note	Six months ended June 30, 2007		Year ended December 31, 2006	From November 4, 2005 (date of incorporation) to December 31, 2005
		US$	RMB	RMB	RMB

Operating revenue
Service income		304,057	2,371,650	1,486,446	-

Cost of services rendered		(189,698)	(1,479,646)	(1,324,511)	-

Gross profit		114,359	892,004	161,935	-

General and administrative expenses
Depreciation of property, plant and equipment		(1,524)	(11,884)	(3,281)	-
Other general and administrative expenses		(38,949)	(303,802)	(91,170)	(800)

Total general and administrative expenses		(40,473)	(315,686)	(94,451)	(800)

Income (Loss) from operations		73,886	576,318	67,484	(800)

Non-operating income
Interest income		180	1,396	1,241	-
Subsidy income		635	4,950	-	-

Total non-operating income		815	6,346	1,241	-

Income (Loss) before income taxes		74,701	582,664	68,725	(800)

Income tax	4	(19,850)	(154,831)	(19,684)	-

Net income (loss)		54,851	427,833	49,041	(800)

The financial statements should be read in conjunction with the accompanying notes.

Foshan Wanzhi Electron S&T Company Limited
Consolidated Balance Sheets

		As of
		June 30,		December 31,
		2007	2007	2006	2005
	Note	US$	RMB	RMB	RMB

ASSETS

Current assets
Cash and bank balances		185,946	1,450,377	120,139	610,300
Trade receivables from third parties		27,421	213,885	45,220	-
Trade receivable from a related party	5	21,481	167,555	30,775	-
Prepayments and deposits		4,584	35,754	5,724	-
Income tax recoverable		5,898	46,003	-	-
Inventories		18,701	145,871	-	-

Total current assets		264,031	2,059,445	201,858	610,300

Property, plant and equipment, net	6	50,857	396,685	64,369	-
Intangible assets, net	7	310,256	2,420,000	2,420,000	-
Prepayments for purchase of a subsidiary		-	-	750,000	-
Prepayments for an operating right	8	927,383	7,233,585	5,936,410
Prepayments for purchase of computer equipment and software	8	192,308	1,500,000	1,500,000	-
Goodwill, net	9	75,685	590,343	-	-

Total assets		1,820,520	14,200,058	10,872,637	610,300

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Trade payables to third parties		37,170	289,923	65,631	-
Accrued charges and other payables	10	295,515	2,305,018	420,854	800
Amounts due to related parties	5	16,544	129,043	321,666	10,300
Temporary receipt	11	128,205	1,000,000	-	-
Income taxes payable		-	-	16,245	-

Total current liabilities		477,434	3,723,984	824,396	11,100

Commitments and contingencies	12

Shareholders' equity
Registered capital		1,282,051	10,000,000	10,000,000	600,000
Dedicated capital	13	682	5,322	5,322	-
Accumulated profits (losses)		60,353	470,752	42,919	(800)

Total shareholders’ equity		1,343,086	10,476,074	10,048,241	599,200

Total liabilities and shareholders' equity		1,820,520	14,200,058	10,872,637	610,300

The financial statements should be read in conjunction with the accompanying notes.

Foshan Wanzhi Electron S&T Company Limited
Consolidated Statements of Shareholders' Equity

	Registered Capital	Dedicated Capital	Accumulated (Losses) Profits	Total
	RMB	RMB	RMB	RMB	US$

Contributions to registered capital on incorporation	600,000	-	-	600,000	76,923

Net loss	-	-	(800)	(800)	(103)

Balance as of December 31, 2005	600,000	-	(800)	599,200	76,820

Additional contributions to registered capital	9,400,000	-	-	9,400,000	1,205,128

Net income	-	-	49,041	49,041	6,287

Transfer to dedicated capital	-	5,322	(5,322)	-	-

Balance as of December 31, 2006	10,000,000	5,322	42,919	10,048,241	1,288,235

Net income	-	-	427,833	427,833	54,851

Balance as of June 30, 2007	10,000,000	5,322	470,752	10,476,074	1,343,086

The financial statements should be read in conjunction with the accompanying notes.

Foshan Wanzhi Electron S&T Company Limited
Consolidated Statements of Cash Flows

	Note	Six months ended June 30, 2007		Year ended December 31, 2006	From November 4, 2005 (date of incorporation) to December 31, 2005
		US$	RMB	RMB	RMB

Cash flows from operating activities:
Net income (loss)		54,851	427,833	49,041	(800)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation		1,524	11,884	3,281	-
Changes in working capital:
Trade receivables		(39,160)	(305,445)	(75,995)	-
Inventories		(42)	(329)	-	-
Prepayments and deposits		(3,613)	(28,185)	(5,724)	-
Trade payables		28,755	224,292	65,631	-
Accrued charges and other payables		100,362	782,821	420,054	800
Income taxes recoverable (payable)		(7,981)	(62,248)	16,245	-

Net cash provided by operating activities		134,696	1,050,623	472,533	-

Cash flows from investing activities:
Payments for purchase of property, plant and equipment		(44,128)	(344,200)	(67,650)	-
Payments for purchase of intangible assets		-	-	(2,420,000)	-
Prepayments for purchase of a subsidiary		(2,564)	(20,000)	(750,000)	-
Prepayments for an operating right		(166,304)	(1,297,175)	(5,936,410)	-
Prepayments for purchase of computer equipment and software		-	-	(1,500,000)	-
Temporary receipt		128,205	1,000,000	-	-
Acquisition of a subsidiary	9	145,335	1,133,613	-	-

Net cash provided by (used in) investing activities		60,544	472,238	(10,674,060)	-

Cash flows from financing activities:
Contributions to registered capital		-	-	9,400,000	600,000
Net (repayments to) advances from related parties		(24,696)	(192,623)	311,366	10,300

Net cash (used in) provided by financing activities		(24,696)	(192,623)	9,711,366	610,300

Net increase (decrease) in cash and cash equivalents		170,544	1,330,238	(490,161)	610,300

Cash and cash equivalents at beginning of period/year		15,402	120,139	610,300	-

Cash and cash equivalents at end of period/year, represented by cash and bank balances		185,946	1,450,377	120,139	610,300

Supplemental disclosure of cash flow information

Cash paid for income taxes		27,831	217,079	3,439	-

The financial statements should be read in conjunction with the accompanying notes.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Foshan Wanzhi Electron S&T Company Limited (“Wanzhi”) was established in the People’s Republic of China (the “PRC”) on November 4, 2005 with registered capital of RMB600,000. The registered capital of Wanzhi subsequently increased to RMB10,000,000 on May 10, 2006. Wanzhi’s registered office is located at Feng Gang Road, Lishui, Nanhai District, Foshan, China.

The principal activities of Wanzhi are the provision of smart card payment system and related value-added services mainly in Guangdong province, the PRC.

On December 26, 2006, Wanzhi entered into agreements with third parties (the “Sellers”) to acquire the entire equity interest in (“Foshan Company”) at a total consideration of RMB750,000 (the “Agreements”). Foshan Company owns an operating right for the public transport smart card system in Foshan, Guangdong Province, the PRC.

Pursuant to the terms of the Agreements, the acquisition of the interest in Foshan Company becomes effective when certain conditions are fulfilled, which mainly include obtaining formal approval from the Foshan Administration Council of Industry and Commerce (the “Approval”). The Approval was obtained by Wanzhi on January 14, 2007.

On March 17, 2007, Wanzhi signed supplementary agreements with the Sellers pursuant to which Wanzhi and the Sellers agreed that the acquisition of interest in Foshan Company will only become effective when the disputes with the tax bureau are resolved. The disputes were resolved in June 2007. For accounting purpose, the acquisition of Foshan Company is deemed to be effective on June 30, 2007.

Wanzhi and Foshan Company are collectively referred to as the “Company”.

2.           BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America ("USGAAP").

The financial statements are presented in Renminbi which is the Company’s functional currency because the Company’s operations are primarily located in the PRC. For illustrative purposes, the exchange rate adopted for the presentation of financial information as of June 30, 2007 and for the period then ended has been made at RMB7.80 to US$1.00. No representation is made that the Renminbi could have been, or could be, converted into the United States dollars at that rate on June 30, 2007 or at any other date.

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation
The consolidated financial statements include the financial information of the Company and its subsidiary. All intercompany balances and transactions have been eliminated on consolidation.

Goodwill
Goodwill represents the excess of cost over fair value of acquired net assets and is subject to annual impairment test. As part of an ongoing review of the valuation of goodwill, management assesses the fair value of the reporting units to determine if changes in facts and circumstances suggest that they may be impaired. If this review indicates that the goodwill is not recoverable, as determined by a discounted cash flow analysis, the carrying value of the Company's goodwill would be reduced accordingly.

Revenue recognition
The Company generally recognizes service revenues when persuasive evidence of an arrangement exists, services are rendered, the fee is fixed or determinable, and collectibility is probable.  Service revenues are recognized net of discounts.

Income and other taxes
Provision for income and other taxes has been made in accordance with the tax rates and laws in effect in the PRC.

Deferred taxes are provided using the liability method for all significant temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carry forwards. The tax consequences of those differences are classified as current or non-current based on the classification of the related assets or liabilities in the financial statements.

Inventories
Inventories, mainly comprise smart cards, are stated at the lower of cost and net realizable value.  Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first-in, first-out method.  Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases.  Rentals receivable and payable under operating leases are recognized as income and expenses respectively on a straight-line basis over the lease terms.

Fair value of financial instruments
The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The estimated fair values of the Company’s financial instruments, which include cash, trade receivables and trade payables, approximate their carrying values in the financial statements due to short-term maturities of these assets and liabilities.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Cash equivalents
Cash equivalents include all highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

Trade receivables
Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts.  Trade credit is generally granted on a short-term basis, thus trade receivables do not bear interest.  Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition.  Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised.  Trade receivables that are deemed uncollectible are offset against the allowance for uncollectible accounts.  The Company generally does not require collateral for trade receivables.

Property, plant and equipment
Property, plant and equipment are stated at cost less accumulated depreciation.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the assets have been put into operation, such as repairs and maintenance, is normally recognized as an expense in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is recognized in the statement of operations.

Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method at the following rates per annum:

Office equipments    5 years
Computers         5 years

Intangible assets
Purchased intangible assets with finite useful lives represent computer software, which are amortized using the straight-line method over the estimated economic lives of 5 years.

Impairment of long-lived assets
The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of asset to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

Use of estimates
The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include but are not limited to depreciation, amortization, taxes and contingencies.  Actual results could differ from those estimates.

New accounting pronouncements
There are no new accounting pronouncements for which adoption is expected to have a material impact on the Company’s financial statements.

4.           TAXATION

The Company is subject to PRC enterprise income tax at the rates of 33% for 2007 and 27% for 2006 and 2005.

A reconciliation of the PRC enterprise income tax rate to the effective income tax rate is as follows:

	Six months ended June 30, 2007	Year ended December 31, 2006	From November 4, 2004 (date of incorporation) to December 31, 2005
	%	%	%

Statutory rate	33.0	27.0	(27.0)
Unrecognized temporary differences (Note)	(0.3)	1.6	27.0
Under provision in current period/year	(6.1)	--	--

Effective tax rate	26.6	28.6	--

Note: Deferred taxation has not been recognized because the amounts are not significant to the financial statements.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), during the six months ended June 30, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Pursuant to FIN 48, the Company will recognize the benefit from a tax position only if it is more likely than not that the position would be sustained upon audit based solely on the technical merits of the tax position. The adoption of FIN 48 did not have a material impact on the Company’s financial position or results of operations.

5.           RELATED PARTY TRANSACTIONS

In addition to the transactions / information disclosed elsewhere in these financial statements, the Company had the following transactions with related parties.

(a)	Name and relationship of related parties

	Name	Existing relationships with the Company
	Li Xing Hao	A director and shareholder of the Company
	Chen Jun	A director and shareholder of the Company
	Guangdong Zhi Gao Air Conditioning Co. Ltd. (“Zhi Gao”)*	A company in which Li Xing Hao has control and beneficial interest
	Guangzhou Wan Tao Networking Co. Ltd. (“Wan Tao”)*	A company in which Chen Jun has control and beneficial interest up to June 29, 2006

* The official names are in Chinese and the English names are translation for reference only.

(b)         Balances with related parties

(i)       Trade receivable from a related party

The amount due from Zhi Gao is unsecured, interest-free and has no fixed repayment term.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

(ii)              Amounts due to related parties

	As of
	June 30,		December 31,
	2007	2007	2006	2005
	US$	RMB	RMB	RMB

Zhi Gao	2,441	19,043	11,666	--
Wan Tao	--	--	--	10,300
Li Xing Hao	14,103	110,000	310,000	--

	16,544	129,043	321,666	10,300

The amounts due are unsecured, interest-free and have no fixed repayment term.

(c)         Summary of related party transactions

	Six months ended June 30, 2007		Year ended December 31, 2006	From November 4, 2004 (date of incorporation) to December 31, 2005
	US$	RMB	RMB	RMB

Subcontracting charges to Wan Tao	-	-	72,400	-
Purchases of computer equipment and software from Li Xing Hao	125,826	981,440	-	-
Service income from Zhi Gao	-	-	321,971	-
Rental expenses to Zhi Gao	1,154	9,000	3,871	-
Salaries reimbursed to Zhi Gao	-	-	6,400	800
Sponsorship expense to Zhi Gao	641	5,000	-	-

6.           PROPERTY, PLANT AND EQUIPMENT, NET

	As of
	June 30,		December 31,
	2007	2007	2006	2005
	US$	RMB	RMB	RMB

Office equipments	49,109	383,050	38,850	-
Computers	3,692	28,800	28,800	-

Cost	52,801	411,850	67,650	-
Less: accumulated depreciation	(1,944)	(15,165)	(3,281)	-

	50,857	396,685	64,369	-

7.	INTANGIBLE ASSETS

The balances of intangible assets represent cost of purchase of computer software. No amortization has been provided because the computer software has not been put into commercial use up to June 30, 2007.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

8.           PREPAYMENTS FOR AN OPERATING RIGHT/PREPAYMENTS FOR PURCHASE OF COMPUTER EQUIPMENT AND SOFTWARE

On June 22, 2006, the Company entered into a co-operative agreement (the “Co-operative Agreement”) with other parties which include, inter alia, the Education Authority in the Nanhai District, Foshan (the “Education Authority”). Pursuant to the Co-operative Agreement, the Company needs to contribute certain computer equipment and software to the Education Authority and schools in the Nanhai District in exchange for an operating right for the provision of services in respect of a smart card system to be installed in schools located in the Nanhai District. The smart card system enables schools and parents to check progress and information of students, and being notified of their attendance record and examination results, etc. through short messages from mobile or fixed-line phones. The operating right is granted for a period of 10 years from June 30, 2006 to June 30, 2016. Management expects the setup of the smart card system will be completed by the end of 2007.

As of June 30, 2007 and December 31, 2006, the Company made contributions of computer equipment and software to the Education Authority amounting to RMB7,233,585 and RMB5,936,410 respectively.

On September 2, 2006, the Company entered into an agreement with Wan Tao to purchase computer equipment and software of RMB3,000,000 for contributions under the Co-operative Agreement and a deposit of RMB1,500,000 was paid by the Company. As of June 30, 2007, the computer equipment and software under the agreement dated September 2, 2006 had not yet been delivered. The remaining balance payment of RMB1,500,000 is disclosed as a capital commitment in note 12(b) below.

On January 12, 2007, the Company entered into another agreement with Wan Tao to further purchase computer equipment and software of RMB1,200,000. As of June 30, 2007, the computer equipment and software under the agreement dated January 12, 2007 had been delivered to the Education Authority.

9.	ACQUISITION OF A SUBSIDIARY

On June 11, 2007, Wanzhi acquired the entire equity interest in Foshan Company which owns an operating right for the public transport smart card system in Foshan, Guangdong Province, the PRC. In connection with the acquisition, Wanzhi paid a cash consideration of RMB750,000 to the former owners of Foshan Company and incurred direct costs of RMB20,000.

The fair value of the identifiable assets and liabilities of Foshan Company as at the date of acquisition and their carrying value determined in accordance with USGAAP immediately before the acquisition are as follows:

Carrying value and fair value
RMB

Bank balances and cash	1,133,613
Prepayments and deposits	1,845
Inventories	145,542
Accrued charges and other payables	(1,101,343)

179,657
Goodwill arising on acquisition	590,343

Total consideration	770,000

Consideration:
Cash paid	750,000
Costs associated with the acquisition	20,000

770,000

Net cash acquired from the subsidiary	1,133,613
Cash paid and costs incurred	(770,000)

Net cash inflow	363,613

The goodwill is attributable to the profitability and the synergies expected to arise from the acquisition.

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

10.	ACCRUED CHARGES AND OTHER PAYABLES

		As of
		June 30,		December 31,
		2007	2007	2006	2005
	Note	US$	RMB	RMB	RMB

Other payables to an ex-shareholder of a subsidiary		120,996	943,768	-	-
Other payables for purchase of computer equipment and software	8	153,846	1,200,000	-	-
Accrued charges and other payables		20,673	161,250	420,854	800

		295,515	2,305,018	420,854	800

11.	TEMPORARY RECEIPT

Pursuant to an agreement entered into between the Company and a third party individual (the “Purchaser”) on January 15, 2007, the Company will dispose of a 10% equity interest in Foshan Company to the Purchaser (the “Disposal”) at a consideration of RMB1,000,000. The consideration for the Disposal was received by the Company during the six months ended June 30, 2007. Management expects the Disposal will be completed by the end of October, 2007.

12.           COMMITMENTS AND CONTINGENCIES

(a)         Commitments under operating leases

The Company leases its office premises under non-cancelable operating leases. The following table summarizes the approximate future minimum lease payments:

	As of
	June 30,	June 30,	December 31,	December 31,
	2007	2007	2006	2005
	US$	RMB	RMB	RMB

Payable during the following periods:
Within one year	4,615	36,000	36,000	--
Over one year but not exceeding two years	769	6,000	24,000	--

Total operating lease commitments	5,384	42,000	60,000	---

Operating lease charges for the six months ended June 30, 2007, the year ended December 31, 2006 and the period from November 4, 2005 (date of incorporation) to December 31, 2005 was RMB9,000, RMB3,871 and RMBNil respectively.

(b)         Capital expenditure commitments

	As of
	June 30,	June 30,	December 31,	December 31,
	2007	2007	2006	2005
	US$	RMB	RMB	RMB

Contracted but not provided for net of deposits paid	192,308	1,500,000	1,500,000	--

Foshan Wanzhi Electron S&T Company Limited
Notes to Financial Statements

13.           DEDICATED CAPITAL

As stipulated by the relevant laws and regulations in the PRC, the Company is required to maintain a discretionary dedicated capital. The Company is required to transfer an amount equal to a minimum of 10% of its statutory net income to the dedicated capital until the balance of the dedicated capital reaches 50% of the Company’s registered capital. The dedicated capital can only be utilized to offset prior years’ losses.